Exhibit 99.1

      Jaco Electronics Reports Fiscal 2007 Third Quarter Results

    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--May 10, 2007--Jaco Electronics, Inc. (Nasdaq: JACO):




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    Conference Call:      May 10, 2007 at 10:00 a.m. ET
    Dial-in Number:       800/729-6173 (U.S. and Canada)
    Webcast:              http://www.vcall.com/IC/CEPage.asp?ID=116897
    Web Replay:           Available for 90 days
    Call Replay:          Available until May 12, 2007 at 12:00 p.m.
                           ET by dialing 800/633-8284
    Replay Access Code:   21338148
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    Jaco Electronics, Inc. (Nasdaq: JACO), a distributor and
integrator of electronic components and flat panel display solutions
(FPD), today reported results for its fiscal 2007 third quarter ended March 31, 2007.



     Summary of Fiscal 2007 Third Quarter and Nine Months Results
               ($ in thousands, except per-share data)

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                             Three Months Ended      Nine Months Ended
                                  March 31,              March 31,
----------------------------------------------------------------------
                          2007     2006      2007          2006
-------------------------========-========-=========-=================
Net sales                $49,890  $60,906  $185,498         $ 161,474
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Gross profit               7,780    7,782    24,953            21,564
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Selling, general and
 administrative expenses   7,921    7,062    23,123            20,750
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Operating (loss) income     (141)     719     1,830               814
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Interest expense             591      622     2,131             1,740
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(Loss) earnings before
 income taxes               (732)      98      (300)             (926)
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Net (loss) earnings (1)     (747)      84      (345)           (7,379)
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Diluted and basic (loss)
 earnings per share      $ (0.12) $  0.01  $  (0.05)        $   (1.18)
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    (1) During the three months ended December 31, 2005, $6,610,500 was added to Jaco's income tax provision to reduce the carrying value of the Company's deferred tax asset to zero.

    Commenting on the results, Jaco's Chairman and Chief Executive Officer Joel Girsky, stated, "The quarter-to-quarter volatility of Jaco's logistics business, serving major global contract manufacturers with value-added services, impacted fiscal third quarter results as the Company's logistics revenues declined approximately $4 million on a year-over-year basis. In addition, fiscal 2006 third quarter net sales levels reflected significant FPD contributions from a major customer in the electronic voting machine industry. Excluding this customer, the FPD group's sales were higher in the fiscal 2007 third quarter than they were in the comparable year-ago period.

    "Jaco's gross profit margin, a function of our sales mix, continues to vary based on quarterly fluctuations in lower-margin logistics and inventory management programs. Accordingly, our gross profit margin in the 2007 fiscal third quarter rose to 15.6%, compared to 12.8% in the year-earlier quarter. When the Company's logistics business expands in future quarters, we expect gross margins to once again return to historic levels. Gross profit was approximately flat on a year-over-year basis in fiscal Q3, as higher margins offset the revenue decline.

    "SG&A expenses were $7.9 million for the quarter, up from $7.1 million a year ago. We remain confident in the long-term strategic plan focusing on Jaco's core distribution business, FPD sales and integration, and our value-added logistics programs.

    "Lastly, as a result of Jaco's new credit facility, which we secured in late 2006, our interest expense for the quarter declined modestly, compared to the same period last fiscal year."

    About Jaco Electronics

    Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.

    Jaco has two distribution centers, a recently opened warehouse in Singapore, and 16 strategically located sales offices throughout the United States. The Company operates an in-house FPD integration center housing its engineering and manufacturing staff and operations. The integration center enhances Jaco's ability to provide customers with unique value-added display solutions and a "one-stop" source for their FPD supply and integration requirements. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.



               JACO ELECTRONICS, INC. AND SUBSIDIARIES
           Condensed Consolidated Statements of Operations
                             (unaudited)
              ($ in thousands, except per share amounts)

                         Three months ended       Nine months ended
                              March 31,               March 31,
                       ----------------------- -----------------------
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
Net sales              $   49,890  $   60,906  $  185,498  $  161,474
                       ----------- ----------- ----------- -----------
Gross profit                7,780       7,782      24,953      21,564
Selling, general &
 administrative
 Expenses                   7,921       7,062      23,123      20,750
                       ----------- ----------- ----------- -----------
Operating (loss)
 income                      (141)        719       1,830         814
Interest expense              591         622       2,131       1,740
                       ----------- ----------- ----------- -----------
(Loss) earnings before
 income taxes                (732)         98        (300)       (926)

Income tax provision           15          14          45       6,452
                       ----------- ----------- ----------- -----------

Net (loss) earnings    $     (747) $       84  $     (345) $   (7,379)
                       ----------- ----------- ----------- -----------

Per share information:
Basic (loss) earnings
 per common share:

Net (loss) earnings    $    (0.12) $     0.01  $    (0.05) $    (1.18)
                       =========== =========== =========== ===========

Diluted (loss)
 earnings per common
 share:

Net (loss) earnings    $    (0.12) $     0.01  $    (0.05) $    (1.18)
                       =========== =========== =========== ===========

Weighted average
 common shares
 outstanding

      Basic             6,294,332   6,293,115   6,294,332   6,278,705
                       =========== =========== =========== ===========

      Diluted           6,294,332   6,387,780   6,294,332   6,278,705
                       =========== =========== =========== ===========


    * During the three months ended December 31, 2005, $6,610,500 was added to Jaco's income tax provision to reduce the carrying value of the Company's deferred tax asset to zero.



         Summary Balance Sheet
          As of March 31, 2007              Supplemental Financial
              (unaudited)                          Statistics

                                          Per Share Price
Accounts Receivable (net)   $27,925,000    (5/9/07)             $3.41
Inventories (net)           $35,128,000   Book Value Per Share  $5.54
                                          Tangible Book Value
                                           Per Share            $1.50
Revolving Credit Facility   $34,871,000
Accounts Payable and
Accrued Expenses            $25,321,000
Shareholders' Equity        $34,861,000


    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

    This press release provides historical information and includes forward-looking statements. Although we believe that the expectations in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. The forward-looking statements are based upon a number of assumptions and estimates that, while considered reasonable by our management, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond our control, and upon assumptions with respect to future business decisions which are subject to change. Accordingly, the forward-looking statements are only an estimate, and actual results will vary from the forward-looking statements, and these variations may be material. Consequently, the inclusion of the forward-looking statements should not be regarded as a representation by us of results that actually will be achieved. Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions in the forward-looking statements do not materialize. Investors are cautioned not to place undue reliance on the forward-looking statements. We caution that, among others, the factors below, which are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006, as amended, and in our other filings with the Securities and Exchange Commission, could cause our results to differ materially from those stated in the forward-looking statements. These factors include (i) the highly cyclical nature of our industry and the adverse impact of downturns in our industry; (ii) our dependence on a limited number of suppliers for the products we distribute and most of our distribution agreements are cancelable upon short notice; (iii) the market for our products is very competitive and our industry is subject to rapid technological change; (iv) our dependence on individual purchase orders and absence of long-term supply agreements exposes us to customer cancellations, reductions or delays; (v) our substantial leverage and debt service obligations;
(vi) a significant and growing portion of our business is in non-U.S. locations, particularly Asia, and failure to expand in Asia could adversely affect our sales while our dependence on foreign manufacturers exposes us generally to political and economic risks;
(vii) volatility in the pricing of electronic components; (viii) disruptions in transportation of our products by third party carriers;
(ix) potential warranty and/or product liability risks inherent in the products we sell; and (x) our dependence on the continued service of key members of our management and technical personnel.

    CONTACT: Jaco Electronics, Inc.
             Jeffrey D. Gash, Chief Financial Officer, 631-273-5500 jgash@jacoelect.com
             Or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni / Robert L. Rinderman, 212-835-8500 jaco@jcir.com